UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2019

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3055 Torrington Drive Ball Ground, Georgia		30107
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (770) 721-8800

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01	GTLS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 1, 2019, Chart Industries, Inc. (“Chart”) completed the acquisition (the “Acquisition”) of Harsco Corporation’s Industrial Air-X-Changers business (“Air-X-Changers”) pursuant to the previously disclosed Asset Purchase Agreement (the “Purchase Agreement”), dated as of May 8, 2019, by and among Chart, E&C FinFan, Inc. and Harsco Corporation. The purchase price for the Acquisition was approximately $592 million in cash, which is subject to a post-closing purchase price adjustment with respect to working capital. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Chart financed the purchase price for the Acquisition with proceeds from its recently completed common stock offering and borrowings under the Fourth Amended and Restated Credit Agreement (the “New Credit Agreement”), dated June 14, 2019, by and among Chart, the other borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the New Credit Agreement set forth in Item 2.01 above and in Item 1.01 under the heading “Debt Financing” in Chart’s Current Report on Form 8-K previously filed with the Securities and Exchange Commission (the “SEC”) on June 18, 2019 is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On July 1, 2019, Chart issued a press release announcing the closing of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1. The information in this Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1, is furnished and shall not be deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

In connection with the Acquisition, Chart previously filed combined audited financial statements of Air-X-Changers, comprised of the combined balance sheets as of December 31, 2018 and 2017, the related combined statements of operations, cash flows and equity for each of the years in the three-year period ended December 31, 2018 and the related notes to the combined financial statements, which are included as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Chart also previously filed condensed combined unaudited financial statements of Air-X-Changers, comprised of the condensed combined balance sheets as of March 31, 2019 and December 31, 2018, the related condensed combined statements of operations, cash flows and equity for the three months ended March 31, 2019 and 2018 and the related notes to the condensed combined financial statements, which are included as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

(b) Pro Forma Financial Information.

In connection with the Acquisition, Chart previously filed the unaudited pro forma condensed combined financial information of Chart as of March 31, 2019, for the year ended December 31, 2018 and for the three months ended March 31, 2019, giving effect to the Acquisition, which are included as Exhibit 99.4 to this Current Report on Form 8-K and incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of May 8, 2019, by and among Chart Industries, Inc., E&C FinFan, Inc. and Harsco Corporation (incorporated by reference to Chart’s Current Report on Form 8-K filed with the SEC on May 9, 2019).

99.1	Press Release, dated July 1, 2019, announcing the closing of the Acquisition.

99.2	Combined audited financial statements of Harsco Industrial Air-X-Changers (A Component of the Industrial Division of Harsco Corporation) as of December 31, 2018 and 2017 and for the three years ended December 31, 2018 (incorporated by reference to Chart’s Current Report on Form 8-K filed with the SEC on June 10, 2019).

99.3	Condensed combined unaudited financial statements of Harsco Industrial Air-X-Changers (A Component of the Industrial Division of Harsco Corporation) as of March 31, 2019 and December 31, 2018 and for the three months ended March 31, 2019 and 2018 (incorporated by reference to Chart’s Current Report on Form 8-K filed with the SEC on June 10, 2019).

99.4	Unaudited pro forma condensed combined financial information of Chart Industries, Inc. as of March 31, 2019, for the year ended December 31, 2018 and for the three months ended March 31, 2019 (incorporated by reference to Chart’s Current Report on Form 8-K filed with the SEC on June 10, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.

Date: July 1, 2019
	By:	/s/ Jillian C. Evanko
	Name:	Jillian C. Evanko
	Title:	President and Chief Executive Officer